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                                   EXHIBIT 4.2

                               SECOND AMENDMENT TO
                          REGISTRATION RIGHTS AGREEMENT

        This SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("Amendment") is made and entered into this 14th day of May, 1999, by and among Bargo Energy Company, a Texas corporation (the "Company"), Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Equity 1994 Limited Partnership, a Texas limited partnership ("EnCap LP"), EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), Kayne Anderson Energy Fund, L.P., a Delaware limited partnership ("Kayne"), BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership ("BACI"), Eos Partners, L.P., a Delaware limited partnership ("Eos Partners"), Eos Partners SBIC, L.P., a Delaware limited partnership ("Eos SBIC"), Eos Partners SBIC II, L.P., a Delaware limited partnership ("Eos SBIC II" and together with Eos Partners and Eos SBIC, collectively referred to as "EOS"), and SGC Partners II LLC, a Delaware limited liability company ("SGCP"), and evidences the following:

RECITALS:

        A. The Company (as successor by merger to Future Petroleum Corporation, a Utah corporation), Energy PLC and EnCap LP entered into a Registration Rights Agreement on August 14, 1998, as amended by a First Amendment to Registration Rights Agreement dated December 15, 1998 (as amended, the "Agreement"), covering shares of Common Stock (as defined in the Agreement) issued to Energy PLC and EnCap LP;

        B. Energy PLC, EnCap III-B, BOCP, EnCap III, Kayne, BACI, EOS and SGCP (collectively, the "Investors") are parties, along with the Company, to that certain Stock Purchase Agreement dated May 14, 1999 ("Purchase Agreement"), pursuant to which the Investors will be issued 43,815,810 shares of Common Stock (the "New Common Shares");

        C. The parties to the Agreement desire to amend the Agreement to cover the New Common Shares and to make certain other changes.

AGREEMENT:

        NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual covenants contained herein, the sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

        Section 1.    Amendments to the Agreement.

        (a)    Section 1(a) of the Agreement is amended as follows:

                      Clause (i) of the first line in the definition of
               "Registrable Securities" shall be replaced with:

                      "(i) the Fund I Shares and the New Common Shares and"


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                      There shall be added to Section 1(a) a definition of "New
               Common Shares" as follows:

                      " `New Common Shares' shall mean all the shares of Common Stock issued by the Company pursuant to that certain Stock Purchase Agreement dated May 14, 1999 by and among the Company, Energy Capital Investment Company PLC, an English investment company ("Energy PLC"), EnCap Energy Capital Fund III-B, L.P., a Texas limited partnership ("EnCap III-B"), BOCP Energy Partners, L.P., a Texas limited partnership ("BOCP"), EnCap Energy Capital Fund III, L.P., a Texas limited partnership ("EnCap III"), Kayne Anderson Energy Fund, L.P., a Delaware limited partnership ("Kayne"), BancAmerica Capital Investors SBIC I, L.P., a Delaware limited partnership ("BACI"), Eos Partners, L.P., a Delaware limited partnership ("Eos Partners"), Eos Partners SBIC, L.P., a Delaware limited partnership ("Eos SBIC"), Eos Partners SBIC II, L.P., a Delaware limited partnership ("Eos SBIC II" and together with Eos Partners and Eos SBIC, collectively referred to as "EOS"), and SGC Partners II LLC, a Delaware limited liability company ("SGCP")."

        (b) In Section 12(e), "If to Energy PLC or EnCap LP:" shall be replaced with:

                      "If to Energy PLC, EnCap LP, EnCap III-B, BOCP or EnCap III:"

        (c) There shall be added to Section 12(e) the following:

                      "If to Kayne:

                      Kayne Anderson Investment Management
                      1800 Ave. of the Stars, Second Floor
                      Los Angeles, California 90067
                      Telecopier No.: 310-284-6490
                      Attention:  Robert B. Sinnott

                      If to BACI:

                      Bank of America Capital Investors
                      100 North Tryon Street, 25th Floor
                      Charlotte, North Carolina 28255
                      Telecopier No.: 704-386-6432
                      Attention:  J. Travis Hain

                      If to EOS:

                      EOS Partners, L.P.
                      320 Park Avenue
                      New York, New York  10022
                      Telecopier No.: 212-832-5815
                      Attention:  Brian D. Young

                      If to SGCP:

                      SGC Partners II LLC
                      c/o SG Capital Partners, LLC
                      1221 Avenue of the Americas, 15th Floor
                      New York, NY  10020
                      Attention:  V. Frank Pottow
                      Fax No.: 212-278-5454"


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        Section 2. Binding Effect. Each of EnCap III-B, BOCP, EnCap III, Kayne,
BACI, EOS and SGCP by execution of this Amendment shall be bound by and subject to the terms and conditions of the Agreement, as amended by this Amendment.

        Section 3. No Other Changes. Except as explicitly amended by this Amendment, the terms, conditions, rights and obligations under the Agreement shall remain in full force and effect.

        Section 4. Consents. The Company represents and warrants that no consent, approval, order, or authorization of, or declaration, filing, or registration with, any party is required to be obtained or made in connection with the execution, delivery, or performance by the Company of the Agreement, as amended by this Amendment, or the consummation by it of the transactions contemplated hereby or thereby, other than those consents that have been received by the Company as of the date hereof and requisite filings and registrations with, and orders of, the Commission.

        Section 5. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              BARGO ENERGY COMPANY

                                    By:    /s/
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    ENCAP EQUITY 1994 LIMITED PARTNERSHIP
                                    By:    EnCap Investments L.C.,
                                           General Partner

                                    By:    /s/
                                           -------------------------------------
                                           D. Martin Phillips
                                           Managing Director

                                    ENERGY CAPITAL INVESTMENT COMPANY PLC

                                    By:    /s/
                                           -------------------------------------
                                           Gary R. Petersen
                                           Director

                                    ENCAP ENERGY CAPITAL FUND III, L.P.
                                    By: EnCap Investments L.C.,
                                    General Partner

                                    By:    /s/
                                           -------------------------------------
                                           D. Martin Phillips
                                           Managing Director

                                    ENCAP ENERGY CAPITAL FUND III-B, L.P.
                                    By: EnCap Investments L.C.,
                                    General Partner

                                    By:    /s/
                                           -------------------------------------
                                           D. Martin Phillips
                                           Managing Director

                                    BOCP ENERGY PARTNERS, L.P.
                                    By: EnCap Investments L.C., Manager

                                    By:    /s/
                                           -------------------------------------
                                           D. Martin Phillips
                                           Managing Director

                                    EOS PARTNERS, L.P.

                                    By:    /s/
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                    EOS PARTNERS SBIC, L.P.
                                    By: Eos SBIC General, L.P.,
                                        its general partner
                                    By: Eos SBIC, Inc., its general partner

                                    By:    /s/
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


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                                    EOS PARTNERS SBIC II, L.P.
                                    By: Eos SBIC General II, L.P.,
                                        its general partner
                                        By: Eos SBIC II, Inc.,
                                            its general partner

                                            By: /s/
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                                    SGC PARTNERS II LLC

                                    By: /s/
                                       -----------------------------------------
                                       V. Frank Pottow
                                       Managing Director

                                    BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.
                                    By: BancAmerica Capital Management
                                    SBIC I, LLC, its general partner
                                      By: BancAmerica Capital Management
                                          I, L.P., its sole member
                                          By: BACM I GP, LLC,
                                              its general partner

                                              By: /s/
                                                  ------------------------------
                                                  J. Travis Hain
                                                  Managing Director

                                     Kayne Anderson Energy Fund, L.P.
                                     By: Kaim Non-Traditional, L.P.,
                                         general partner
                                         By:  Kayne Anderson Investment
                                              Management, Inc., general partner


                                              By: /s/
                                                 -------------------------------
                                                 Robert V. Sinnott
                                                 Managing Director


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